                            CERTIFICATE OF FORMATION

                                       OF

                            eVENT (TRIPLE POINT) LLC

This Certificate of Formation of eVent (Triple Point) LLC (the "LLC"),  dated as of December 13, 2000 is being duly executed and filed by the undersigned,  as an authorized  person,  to form a limited  liability  company  under  the  Delaware
Limited Liability Company Act (6 Del.C§.18-101, et scq.).

     FIRST.  The name of the limited  liability  company  formed hereby is eVent
(Triple Point) LLC.

     SECOND.  The address of its  registered  office in the State of Delaware is
1209 Orange Street,  City of Wilmington,  County of New Castle,  Delaware 19801.
The  name of its  registered  agent at such  address  is The  Corporation  Trust
Company.

     IN WITNESS  WHEREOF,  the  undersigned  has executed  this  Certificate  of
Formation as of the date first above written.

                                        /s/  Stuart A. Rubin
                                        --------------------
                                        STUART A. RUBIN
                                        Authorized Person